UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2009

Enova Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	1-33001	95-3056150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1560 West 190th Street, Torrance, California		90501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-527-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2009, Enova Systems, Inc. (the "Company" or "Enova") sold a total of 9,024,960 shares (the "Investor Shares") of the Company’s common stock, no par value ("Common Stock"), at $1.00 (U.S.) per share for gross proceeds of $9,024,960 pursuant to the terms of the previously disclosed Purchase Agreement ("Purchase Agreement") with certain of the Special Situations Funds, Stitching Shell Pensioenfonds, Shell Contributory Pension Fund, Shell Overseas Contributory Pension Fund, a fund managed by Swiss Global Asset Management Ltd., Silicon Prairie Partners, LLP (an affiliate of one of the Company’s Directors, John Micek) and Eruca Limited (collectively, the "Investors").

As required by the Purchase Agreement, in connection with the closing of the sale of the Investor Shares, the Company and the Investors entered into a Registration Rights Agreement, dated December 15, 2009, the form of which was previously filed with the Securities Exchange Commission (the "SEC") as an attachment to the Company’s Form 8-K with date of earliest event reported of October 29, 2009 (the "Prior 8-K").

The Registration Rights Agreement requires the Company to file with the SEC a registration statement to cover the resale of the Investor Shares, such registration statement to be filed no later than thirty days of the closing of the sale of the Investor Shares. If such registration statement is not filed with the SEC on a timely basis, is not declared effective within the time periods specified in the Registration Rights Agreement or, after having been declared effective, is not available for sales of the Investor Shares for any reason (with certain limited exceptions), then the Company is required to pay the Investors, as liquidated damages, monetary penalties of 1.5% of the amount invested for each 30-day period (or pro rata portion thereof) during which such failure continues. The Company has certain customary obligations with respect to the required registration statement. The Investors are entitled to certain inspection rights under the Registration Rights Agreement and will be required to provide the Company with certain information to assist in the registration of the Investor Shares. The Registration Rights Agreement contains customary indemnification and contribution provisions.

The executed Registration Rights Agreement is filed with this report as Exhibit 99.1 and is incorporated herein by reference. The foregoing summary of terms is qualified in its entirety by such agreement.

As previously disclosed in the Prior 8-K, on October 29, 2009, the Company entered into a Placing Agreement (the "Placing Agreement") with Investec Bank (UK) Limited as placement agent to sell shares of Common Stock. Although the Prior 8-K disclosed the Placing Agreement and the transactions contemplated thereby, the Prior 8-K inadvertently reported that the number of shares to be sold pursuant thereto was 1,323,000 shares, instead of the actual 1,323,200 shares covered by the Placing Agreement.

The transactions contemplated by the Placing Agreement were consummated on December 16, 2009. Pursuant to the Placing Agreement, the Company issued 1,323,200 shares of Common Stock for 62.5 pence per share (approximately US $1.00 per share based on the exchange rate on December 15, 2009 as reported by Oanda) to certain eligible offshore investors. Enova received 827,000 pounds sterling (approximately US $1,323,200) in gross proceeds from the offering. Investec received a 7% selling commission.

The offer and sale of the shares were made pursuant to Regulation S under the Securities Act. Among other things, each investor purchasing shares of Enova’s common stock in the Placing Agreement offering represented that the investor is not a United States person as defined in Regulation S. In addition, neither the Company nor Investec agent conducted any selling efforts directed at the United States in connection with the offering. All shares of Common Stock issued in the offering included a restrictive legend indicating that the shares are being issued pursuant to Regulation S under the Securities Act and are deemed to be "restricted securities." As a result, the purchasers of such shares will not be able to resell the shares unless in accordance with Regulation S, pursuant to a registration statement, or upon reliance of an applicable exemption from registration under the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference in response to this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 "Registration Rights Agreement" dated December 15, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

December 16, 2009	By:	Jarett Fenton

Name: Jarett Fenton
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Registration Rights Agreement dated December 15, 2009